                                   EXHIBIT 4.1


                FIRST SECURITY CORPORATION INCENTIVE SAVINGS PLAN
                  AMENDED AND RESTATED AS OF DECEMBER 31, 1994




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                                 FIRST SECURITY
                             INCENTIVE SAVINGS PLAN
                               AND TRUST AGREEMENT

                                TABLE OF CONTENTS


                                                                            PAGE

Article I - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.01  "Plan". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02  "Employer". . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.03  "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.04  "Plan Administrator". . . . . . . . . . . . . . . . . . . . . . .   2
     1.05  "Advisory Committee". . . . . . . . . . . . . . . . . . . . . . .   2
     1.06  "Employee". . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.07  "Highly Compensated Employee" . . . . . . . . . . . . . . . . . .   2
     1.08  "Participant" . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.09  "Beneficiary" . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.10  "Compensation". . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.11  "Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.12  "Accrued Benefit" . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.13  "Nonforfeitable". . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.14  "Plan Year" . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.15  "Effective Date". . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.16  "Plan Entry Date" . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.17  "Accounting Date" . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.18  "Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.19  "Trust Fund". . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.20  "Nontransferable Annuity" . . . . . . . . . . . . . . . . . . . .   7
     1.21  "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.22  "Code". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.23  "Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.24  "Hour of Service" . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.25  "Disability". . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.26  Service for Predecessor Employer. . . . . . . . . . . . . . . . .   9
     1.27  Related Employers . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.28  Reserved. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.29  Determination of Top Heavy Status . . . . . . . . . . . . . . . .   9
     1.30  Plan Maintained by More Than One Employer . . . . . . . . . . . .  11
     1.31  "Corporation" . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Article II - Employee Participants . . . . . . . . . . . . . . . . . . . . .  13
     2.01  Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.02  Year of Service - Participation . . . . . . . . . . . . . . . . .  13
     2.03  Break in Service - Participation. . . . . . . . . . . . . . . . .  13
     2.04  Participation upon Re-Employment. . . . . . . . . . . . . . . . .  13

Article III - Employer Contributions and Forfeitures . . . . . . . . . . . .  15
     3.01  Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.02  Determination of Contribution . . . . . . . . . . . . . . . . . .  16
     3.03  Time of Payment of Contribution . . . . . . . . . . . . . . . . .  16
     3.04  Contribution Allocation . . . . . . . . . . . . . . . . . . . . .  16
     3.05  Forfeiture Used to Reduce Employer Contribution . . . . . . . . .  18
     3.06  Accrual of Benefit. . . . . . . . . . . . . . . . . . . . . . . .  18
     3.07  Limitations on Allocations to Participants' Accounts. . . . . . .  20
     3.08  Definitions - Article III . . . . . . . . . . . . . . . . . . . .  22

Article IV - Participant Contributions . . . . . . . . . . . . . . . . . . .  24
     4.01  Participant Voluntary Contributions . . . . . . . . . . . . . . .  24
     4.02  Participant Voluntary Contributions - Special Discrimination Test  24
     4.03  Participant Rollover Contributions. . . . . . . . . . . . . . . .  24
     4.04  Participant Contribution - Forfeitability . . . . . . . . . . . .  24
     4.05  Participant Contribution - Withdrawal/Distribution. . . . . . . .  24
     4.06  Participant Contribution - Accrued Benefit. . . . . . . . . . . .  25

Article V - Termination of Service - Participant Vesting . . . . . . . . . .  26
     5.01  Normal Retirement Age . . . . . . . . . . . . . . . . . . . . . .  26
     5.02  Participant Disability or Death . . . . . . . . . . . . . . . . .  26
     5.03  Vesting Schedule. . . . . . . . . . . . . . . . . . . . . . . . .  26
     5.04  Cash-out Distributions to Partially-vested
          Participants/Restoration of Forfeited Accrued Benefit. . . . . . .  27
     5.05  Segregated Account for Repaid Amount. . . . . . . . . . . . . . .  29
     5.06  Year of Service - Vesting . . . . . . . . . . . . . . . . . . . .  29
     5.07(A)  Break in Service - Vesting . . . . . . . . . . . . . . . . . .  29
     5.07(B)  Period of Severance - Vesting. . . . . . . . . . . . . . . . .  29
     5.08  Included Years of Service - Vesting . . . . . . . . . . . . . . .  30
     5.09  Forfeiture Occurs . . . . . . . . . . . . . . . . . . . . . . . .  30

Article VI - Time and Method of Payment of Benefits. . . . . . . . . . . . .  32
     6.01  Time of Payment of Accrued Benefit. . . . . . . . . . . . . . . .  32
     6.02  Method of Payment of Accrued Benefit. . . . . . . . . . . . . . .  34
     6.03  Benefit Payment Elections . . . . . . . . . . . . . . . . . . . .  37


                                      -ii-

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     6.04  Annuity Distributions to Participants and Surviving Spouses . . .  40
     6.05  Waiver Election - Qualified Joint and Survivor Annuity. . . . . .  41
     6.06  Waiver Election - Preretirement Survivor Annuity. . . . . . . . .  42
     6.07  Distributions under Domestic Relations Orders . . . . . . . . . .  43

Article VII - Employer Administrative Provisions . . . . . . . . . . . . . .  45
     7.01  Information to Committee. . . . . . . . . . . . . . . . . . . . .  45
     7.02  No Liability. . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     7.03  Indemnity of Certain Fiduciaries. . . . . . . . . . . . . . . . .  45
     7.04  Corporation Direction of Investment . . . . . . . . . . . . . . .  46
     7.05  Amendment to Vesting Schedule . . . . . . . . . . . . . . . . . .  46
     7.06  Delegation and Allocation of Fiduciary Duties . . . . . . . . . .  46

Article VIII - Participant Administrative Provisions . . . . . . . . . . . .  48
     8.01  Beneficiary Designation . . . . . . . . . . . . . . . . . . . . .  48
     8.02  No Beneficiary Designation/Death of Beneficiary . . . . . . . . .  48
     8.03  Personal Data to Committee. . . . . . . . . . . . . . . . . . . .  48
     8.04  Address for Notification. . . . . . . . . . . . . . . . . . . . .  49
     8.05  Assignment or Alienation. . . . . . . . . . . . . . . . . . . . .  49
     8.06  Notice of Change in Terms . . . . . . . . . . . . . . . . . . . .  49
     8.07  Litigation Against the Trust. . . . . . . . . . . . . . . . . . .  49
     8.08  Information Available . . . . . . . . . . . . . . . . . . . . . .  49
     8.09  Appeal Procedure for Denial of Benefits . . . . . . . . . . . . .  49
     8.10  Participant Direction of Investment . . . . . . . . . . . . . . .  50
     8.11  Age 55 Segregation of Accounts. . . . . . . . . . . . . . . . . .  51

Article IX - Advisory Committee - Duties with Respect to
                             Participants' Accounts. . . . . . . . . . . . .  53
     9.01  Members' Compensation, Expenses . . . . . . . . . . . . . . . . .  53
     9.02  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     9.03  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     9.04  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     9.05  Funding Policy. . . . . . . . . . . . . . . . . . . . . . . . . .  55
     9.06  Manner of Action. . . . . . . . . . . . . . . . . . . . . . . . .  55
     9.07  Authorized Representative . . . . . . . . . . . . . . . . . . . .  55
     9.08  Interested Member . . . . . . . . . . . . . . . . . . . . . . . .  55
     9.09  Individual Accounts . . . . . . . . . . . . . . . . . . . . . . .  55
     9.10  Value of Participant's Accrued Benefit. . . . . . . . . . . . . .  56
     9.11  Allocation and Distribution of Net Income Gain or Loss. . . . . .  56
     9.12  Individual Statement. . . . . . . . . . . . . . . . . . . . . . .  57
     9.13  Account Charged . . . . . . . . . . . . . . . . . . . . . . . . .  57


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


     9.14  Unclaimed Account Procedure . . . . . . . . . . . . . . . . . . .  57

Article X - Trustee, Powers and Duties . . . . . . . . . . . . . . . . . . .  59
     10.01  Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     10.02  Receipt of Contributions . . . . . . . . . . . . . . . . . . . .  59
     10.03  Investment Powers. . . . . . . . . . . . . . . . . . . . . . . .  59
     10.04  Records and Statements . . . . . . . . . . . . . . . . . . . . .  62
     10.05  Fees and Expenses from Fund. . . . . . . . . . . . . . . . . . .  62
     10.06  Parties to Litigation. . . . . . . . . . . . . . . . . . . . . .  62
     10.07  Professional Agents. . . . . . . . . . . . . . . . . . . . . . .  62
     10.08  Distribution of Cash or Property . . . . . . . . . . . . . . . .  62
     10.09  Distribution Directions. . . . . . . . . . . . . . . . . . . . .  63
     10.10  Third Party/Multiple Trustees. . . . . . . . . . . . . . . . . .  63
     10.11  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     10.12  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     10.13  Interim Duties and Successor Trustee . . . . . . . . . . . . . .  63
     10.14  Valuation of Trust . . . . . . . . . . . . . . . . . . . . . . .  64
     10.15  Limitation on Liability - if Investment Manager, Ancillary
          Trustee or Independent Fiduciary Appointed . . . . . . . . . . . .  64
     10.16  Investment in Group Trust Fund . . . . . . . . . . . . . . . . .  64
     10.17  Appointment of Ancillary Trustee or Independent Fiduciary. . . .  64
     10.18  Employer Stock Fund Rules. . . . . . . . . . . . . . . . . . . .  65
     10.19  Employer Securities--Authority to Hold and Acquire Certain
          Employer Related Investments . . . . . . . . . . . . . . . . . . .  66

Article XI - Provisions Relating to Insurance and Insurance Company. . . . .  69
     11.01  Insurance Benefit. . . . . . . . . . . . . . . . . . . . . . . .  69

Article XII - Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .  70
     12.01  Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     12.02  No Responsibility for Employer Action. . . . . . . . . . . . . .  70
     12.03  Fiduciaries not Insurers . . . . . . . . . . . . . . . . . . . .  70
     12.04  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . .  70
     12.05  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     12.06  Word Usage . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     12.07  State Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     12.08  Employment not Guaranteed. . . . . . . . . . . . . . . . . . . .  71

Article XIII - Exclusive Benefit, Amendment, Termination . . . . . . . . . .  72
     13.01  Exclusive Benefit. . . . . . . . . . . . . . . . . . . . . . . .  72
     13.02  Amendment by Corporation . . . . . . . . . . . . . . . . . . . .  72


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


     13.03  Discontinuance . . . . . . . . . . . . . . . . . . . . . . . . .  73
     13.04  Full Vesting on Termination. . . . . . . . . . . . . . . . . . .  73
     13.05  Merger/Direct Transfer . . . . . . . . . . . . . . . . . . . . .  73
     13.06  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     13.07  Denial of Existence of Guarantee . . . . . . . . . . . . . . . .  75

Article XIV - Provisions Relating to Code Section 401(k) and
                              to Code Section 401(m) . . . . . . . . . . . .  76
     14.01  401(k) Arrangement . . . . . . . . . . . . . . . . . . . . . . .  76
     14.02  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     14.03  Annual Elective Deferral Limitation. . . . . . . . . . . . . . .  79
     14.04  Actual Deferral Percentage ("ADP") Test. . . . . . . . . . . . .  80
     14.05  Nondiscrimination Rules for Employer Matching Contributions/
          Employee Contributions . . . . . . . . . . . . . . . . . . . . . .  82
     14.06  Multiple Use Limitation. . . . . . . . . . . . . . . . . . . . .  85

                                 FIRST SECURITY
                             INCENTIVE SAVINGS PLAN
                               AND TRUST AGREEMENT


     FIRST SECURITY CORPORATION, a corporation organized under the laws of the State of UTAH ("CORPORATION"), makes this Agreement with FIRST SECURITY BANK OF UTAH, NA, as Trustee.


                                   WITNESSETH:

     FIRST SECURITY CORPORATION ("CORPORATION") continues, within this Trust Agreement, a Plan for the administration and distribution of contributions made by the Employer for the purpose of providing retirement benefits for eligible Employees. This Plan is an amended plan, in restated form, the original plan being established UNDER THE NAME OF THE FIRST SECURITY DEFERRED PAYMENT PROFIT SHARING PLAN EFFECTIVE AS OF JANUARY 1, 1960, AND ENTERED INTO A CERTAIN TRUST AGREEMENT, DATED OCTOBER 17, 1960. The provisions of this Plan, as amended, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Employer's Plan. If an Employee's employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan as the Plan existed on the date of the Employee's termination of employment.

     Now, therefore, in consideration of their mutual covenants, the Employer and the Trustee agree as follows:


                             ARTICLE I - DEFINITIONS

     1.01 "PLAN" means the retirement plan established and continued by the Employer in the form of this Agreement, designated as the FIRST SECURITY INCENTIVE SAVINGS PLAN.

     1.02 "EMPLOYER" means FIRST SECURITY CORPORATION, FIRST SECURITY BANK OF UTAH, NA, FIRST SECURITY BANK OF IDAHO, NA AND OTHER AFFILIATES OF THE "CORPORATION". THE FIRST LISTED EMPLOYER (SOMETIMES HEREIN REFERRED TO AS THE "CORPORATION") shall have the power to amend or terminate the Plan, appoint the Trustee and Advisory Committee or other similar reserved powers (reserved to the Corporation or an Employer), which shall be binding on the other Employers that have adopted the Plan. The Corporation shall act through a resolution of its Board of Directors or the Executive Committee of its Board of Directors, or, if applicable, a delegatee of its Board or Executive Committee. A reference to "Employer" shall be deemed to include the Corporation, provided that any power reserved to the Employer may be exercised by the Corporation, acting alone, without the necessity of further action by Employers other than the Corporation acting alone.

     1.03 "TRUSTEE" means FIRST SECURITY BANK OF UTAH, NA, or any successor in office who in writing accepts the position of Trustee.

     1.04 "PLAN ADMINISTRATOR" is FIRST SECURITY SERVICE COMPANY unless the Plan Administrator designates another person to hold the position of Plan Administrator. In addition to his other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Agreement.

     1.05 "ADVISORY COMMITTEE" means the Corporation's Advisory Committee as from time to time constituted.

     1.06  "EMPLOYEE" means any employee of the Employer.

     1.07 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, during the Plan Year or during the preceding 12-month period:

          (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code Section 318, for an unincorporated entity);

          (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

          (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

          (d) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

     If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but does not satisfy clause (b), (c) or (d) during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

     For purposes of this Section 1.07, "Compensation" means Compensation as defined in Section 1.10, except no exclusions from Compensation apply other than the exclusions described in paragraphs (a), (b), (c) and (d) of Section 1.10, and Compensation must include "elective contributions" (as defined in Section 1.10). The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code Section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Advisory Committee will treat a Highly Compensated Employee and all family members (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) as a single Highly Compensated Employee, but only if the Highly Compensated Employee is a more than 5% owner or is one of the 10 Highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

     The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section 1.07 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or
(2) any year ending after his 54th birthday.

     1.08 "PARTICIPANT" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

     1.09 "BENEFICIARY" is a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

     1.10 "COMPENSATION" means the Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), except Compensation does not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses and welfare benefits. Compensation also includes elective contributions made by the Employer on the Employee's behalf. "Elective contributions" are amounts excludible from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), and contributed by the
Employer, at the Employee's election, to a Code Section 401(k) arrangement, a Simplified Employee Pension, cafeteria plan or tax-sheltered annuity. A Compensation payment includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). The term "Compensation" does not include:

          (a) Employer contributions (other than "elective contributions") to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a stock option described in Part II, Subchapter D, Chapter 1 of the Code.

          (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code
     Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than "elective contributions."

     Effective for Plan Years beginning after December 31, 1992 (except as otherwise expressly provided), any reference in this Plan to Compensation is a reference to the definition in this Section 1.10, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period.

     SPECIAL DEFINITION FOR SALARY REDUCTION CONTRIBUTIONS. For purposes of determining the Employee's salary reduction contributions under a salary reduction agreement, "Compensation" means Compensation as defined in this
Section 1.10, determined prior to the reduction authorized by that salary reduction agreement.

(A)  LIMITATIONS ON COMPENSATION.

     (1) COMPENSATION DOLLAR LIMITATION. For any Plan Year beginning after December 31, 1988 and before January 1, 1994, the Advisory Committee must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation. For any Plan Year beginning prior to January 1, 1989, this $200,000 limitation (but not the family aggregation requirement) applies only if the Plan is top heavy for such Plan Year. The $200,000 limit is intended to comply with the requirements of federal law, and shall not be deemed to affect the lower limit of $100,000 limit set forth hereinbefore for purposes of allocation of the Employer Contribution.

     (2)  APPLICATION OF COMPENSATION LIMITATION TO CERTAIN FAMILY MEMBERS.
The $200,000 Compensation limitation ($150,000 beginning January 1, 1994 under the OBRA '93 limitations set forth in the preceding Subsection (1)) applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under Section 1.07 who is either (i) the Employee's spouse; or
(ii) the Employee's lineal descendant under the age of 19. If, for a Plan Year, the combined Compensation of the Employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the $200,000 (or adjusted) limitation, "Compensation" for each such Participant, for purposes of the contribution and allocation provisions of Article III, means his Adjusted Compensation. Adjusted Compensation is the amount which bears the same ratio to the $200,000 (or adjusted) limitation as the affected Participant's Compensation (without regard to the $200,000 Compensation limitation) bears to the combined Compensation of all the affected Participants in the family unit. If the Plan uses permitted disparity, the Advisory Committee must determine the integration level of each affected family member Participant prior to the proration of the $200,000 Compensation limitation, but the combined integration level of the affected Participants may not exceed $200,000 (or the adjusted limitation). The combined Excess Compensation of the affected Participants in the family unit may not exceed $200,000 (or the adjusted limitation) minus the affected Participants' combined integration level (as determined under the preceding sentence). If the combined Excess Compensation exceeds this limitation, the Advisory Committee will prorate the Excess Compensation limitation among the affected Participants in the family unit in proportion to each such individual's Adjusted Compensation minus his integration level.

(B) NONDISCRIMINATION. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.10 except any exclusions from Compensation, other than the exclusions described in paragraphs (a), (b), (c) and (d), do not apply. The Employer also may elect to use an alternate nondiscriminatory definition, in accordance with the requirements of Code
Section 414(s) and the regulations issued under that Code section. In determining Compensation under this Section

1.10(B), the Employer may elect to include all elective contributions made by the Employer on behalf of the Employees. The Employer's election to include elective contributions must be consistent and uniform with respect to Employees. The Employer may make this election to include elective contributions for nondiscrimination testing purposes, irrespective of whether this Section 1.10 includes elective contributions in the general Compensation definition applicable to the Plan.

(C) OBRA'93. This Section "(D)" is necessary to comply with the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) and are an integral part of the Plan document.

     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code or shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     For plan years beginning on or after January 1, 1994, any reference in this plan to the "$200,000 limitation" under Section 401(a)(17) of the Code or shall mean the OBRA '93 annual compensation limit set forth in the above provisions, and this Section "(D)" shall be construed to effectuate such purpose.

     1.11 "ACCOUNT" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Plan, and shall include the Accounts set forth in Section 9.09.

     1.12 "ACCRUED BENEFIT" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

     1.13 "NONFORFEITABLE" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

     1.14 "PLAN YEAR" means the fiscal year of the Plan, a 12 consecutive month period ending every DECEMBER 31.

     1.15 "EFFECTIVE DATE" of this Plan, as restated, is generally January 1, 1989, except the effective date of the provision of the Plan that are required by federal law to have an earlier effective date to comply with the Tax Reform Act of 1986 and other recent federal laws shall have such earlier date as may be required by federal law and except as otherwise expressly stated in the provisions of this Plan.

     1.16  "PLAN ENTRY DATE" means the date(s) prescribed by Section 2.01.

     1.17 "ACCOUNTING DATE" is the last day of the Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

     1.18  "TRUST" means the separate Trust created under the Plan.

     1.19 "TRUST FUND" means all property of every kind held or acquired by the Trustee under this Agreement, other than incidental benefit insurance contracts. This Plan creates a single Trust for all Employers participating under THE FIRST SECURITY INCENTIVE SAVINGS PLAN, and a separate Trust Document has been signed by the Trustee and the Corporation.

     1.20 "NONTRANSFERABLE ANNUITY" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an annuity contract, the contract must be a Nontransferable Annuity.

     1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.22  "CODE" means the Internal Revenue Code of 1986, as amended.

     1.23 "SERVICE" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. "Separation from Service" means the Employee no longer has an employment relationship with the Employer maintaining this Plan.

     1.24  "HOUR OF SERVICE" means:

          (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

          (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

          (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period).
     The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

     The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section
1.24 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service. The Advisory Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) METHOD OF CREDITING HOURS OF SERVICE. The Employer will credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

(B) MATERNITY/PATERNITY LEAVE. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

     1.25 "DISABILITY" means the Participant, because of a physical or mental disability, will be unable to engage in any substantial gainful activity for an indefinite period which the Advisory Committee considers will be of long continued duration. The Plan considers a Participant disabled on the date the Advisory Committee determines the Participant satisfies the definition of disability. The Advisory Committee may require a Participant to submit to a physical examination in order to confirm disability. The Advisory Committee will apply the provisions of this Section 1.25 in a nondiscriminatory, consistent and uniform manner.

     1.26 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer. Plan Compensation does not include Compensation received from a related employer that is not participating in this Plan.

     1.27 RELATED EMPLOYERS. A related group is a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) or an affiliated service group (as defined in Code Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the Participation Test and the Coverage Test under the suspension of accrual requirements of Section 3.06(D), applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision. However, only an Employer described in Section 1.02 may contribute to the Plan and only an Employee employed by an Employer described in Section 1.02 is eligible to participate in this Plan. For Plan allocation purposes, "Compensation" does not include Compensation received from a related employer that is not participating in this Plan.

     1.28  RESERVED.

     1.29 DETERMINATION OF TOP HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Advisory Committee must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code Section 416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Advisory Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Advisory Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code Section 416 and the regulations under that Code section.

     If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Advisory Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.29, taking into account all plans within the Aggregation Group. To the extent the Advisory Committee must take into account distributions to a Participant, the Advisory Committee must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Advisory Committee will calculate the present value of Accrued Benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code Section 416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Advisory Committee will determine his Accrued Benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code Section 411(b)(1)(C). To calculate the present value of benefits from a defined benefit plan, the

Advisory Committee will use the actuarial assumptions (interest and mortality only) prescribed by the defined benefit plan(s) to value benefits for top heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Advisory Committee must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code Section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Advisory Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

     DEFINITIONS.  For purposes of applying the provisions of this Section 1.29:

          (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code Section 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. The Advisory Committee will make the determination of who is a Key Employee in accordance with Code Section 416(i)(1) and the regulations under that Code section.

          (b) "Non-Key Employee" is an employee who does not meet the definition of Key Employee.

          (c)  "Compensation" means Compensation as determined under Section
     1.07 for purposes of identifying Highly Compensated Employees.

          (d) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or of Code Section 410.

          (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and of Code Section 410. The Advisory Committee will determine the Permissive Aggregation Group.

          (f) "Employer" means the Employer that adopts this Plan and any related employers described in Section 1.27.

          (g) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The "Determination Period" is the 5-year period ending on the Determination Date.

     1.30  PLAN MAINTAINED BY MORE THAN ONE EMPLOYER.

(A) TREATMENT OF EMPLOYERS. If more than one employer maintains this Plan, then for purposes of determining Service and Hours of Service, the Advisory Committee will treat all Employers maintaining this Plan as a single employer.

(B) PLAN ALLOCATIONS. The Advisory Committee must allocate all Employer contributions and forfeitures to each Participant in the Plan, in accordance with Article III, without regard to which contributing Employer employs the Participant. A Participant's Compensation includes Compensation from all participating Employers, irrespective of which Employers are contributing to the Plan.

     1.31 "CORPORATION" means First Security Corporation, which shall act by a resolution of its Board of Directors or the Executive Committee of such Board.

                *   *   *   *   *   *   *   *   *   *   *   *   *

                       ARTICLE II - EMPLOYEE PARTICIPANTS


     2.01 ELIGIBILITY. Effective for Plan Years beginning on or after December 31, 1992, each Employee becomes a Participant in the Plan on the Plan Entry Date (if employed on that date) immediately following the later of the date on which he completes one Year of Service or attains age 21. "Plan Entry Date" means the Effective Date and THE FIRST DAY OF EACH MONTH. Each Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan continues as a Participant in the Plan.

     2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Section 2.01, the Plan takes into account all of his Years of Service with the Employer, except as provided in Section 2.03. "Year of Service" means an eligibility computation period during which the Employee completes not less than 1,000 Hours of Service. The initial eligibility computation period is the first 12 consecutive month period measured from the Employment Commencement Date. The Plan measures subsequent periods by reference to the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

     2.03 BREAK IN SERVICE - PARTICIPATION. An Employee incurs a "Break in Service" if during any eligibility computation period he does not complete more than 500 Hours of Service.

     In the case of a Participant who does not have any nonforfeitable right to the accrued benefit derived from employer contributions, years of service before a period of consecutive 1-year breaks in Service will not be taken into account in computing eligibility service if the number of consecutive 1-year breaks in service in such period equals or exceeds the greater of 5 or the aggregate number of years of service such aggregate number of years of service will not include any years of service disregarded under the preceding sentence by reason of prior breaks in service.

     If a Participants's years of service are disregarded pursuant to the preceding paragraph, such participant will be treated as a new employee for eligibility purposes. If a Participant's years of service may not be disregarded pursuant to the preceding paragraph, such participant shall continue to participate in the plan, or, if terminated, shall participate immediately upon reemployment. If a Participants's years of service are disregarded pursuant to the preceding paragraph or provisions of the Prior Plan, such participant will be treated as a new employee for eligibility purposes, provided that notwithstanding anything in this Section 2.03 to the contrary, for Plan Years beginning on or after January 1, 1995, for purposes of participation in the Plan, the Plan does not apply any Break in Service rule.

     2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment with the Employer terminates will re-enter the Plan as a Participant on the date of his reemployment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment, subject to the Suspension of Years of Service rule under Section 2.03(A). Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01. This Section 2.04 shall apply to Plan Years beginning on or after January 1, 1995.

                *   *   *   *   *   *   *   *   *   *   *   *   *



              ARTICLE III - EMPLOYER CONTRIBUTIONS AND FORFEITURES


PART 1. AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS: SECTIONS 3.01 THROUGH 3.06

     3.01  AMOUNT.

(A) CONTRIBUTION FORMULA. For each Plan Year, the Employer will contribute to the Trust the following amounts:

     DEFERRAL CONTRIBUTIONS. The amount by which the Participants have elected to reduce their Compensation for the Plan Year under their salary reduction agreements on file with the Advisory Committee.

     MATCHING CONTRIBUTIONS. An amount equal to FIFTY PERCENT (50%) of each Participant's eligible contributions. The matching contributions contributed on behalf of any Participant may not exceed THREE PERCENT (3%) of the Participant's Compensation for the "matching contributions allocation period". The Employer will determine the amount of its matching contributions by disregarding Participants not entitled to an allocation of matching contributions.

     QUALIFIED NONELECTIVE CONTRIBUTIONS. The amount the Employer, in its sole discretion, designates as qualified nonelective contributions.

     RESTRICTIONS ON CONTRIBUTIONS. Although the Employer may contribute to this Plan irrespective of whether it has net profits, the Employer intends the Plan to be a profit sharing plan for all purposes of the Code. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts. See Part 2 of this Article III.

     ELIGIBLE CONTRIBUTIONS. Under the matching contribution formula, a Participant's "eligible contributions" are the deferral contributions allocated to the Participant for the "matching contributions allocation period" not in excess of SIX PERCENT (6%) of the Participant's Compensation for the "matching contributions allocation period". Eligible contributions do not include deferral contributions that are excess deferrals under Section 14.03. For this purpose: (1) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (2) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last deferrals made for a calendar year.

(B) RETURN OF CONTRIBUTIONS. The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the employer's contribution disallowed as a deduction under Code Section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

          (a)  The Employer made the contribution by mistake of fact; or

          (b) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

     The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

     3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

     3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Plan within the time prescribed by the Code or applicable federal regulations. Subject to the consent of the Trustee, the Employer may make its contribution in property rather than cash, provided the contribution of property is not a prohibited transaction under the Code or under ERISA. Deferral contributions are Employer contributions for all purposes under this

Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

     3.04  CONTRIBUTION ALLOCATION.

(A) METHOD OF ALLOCATION. To make allocations under the Plan, the Advisory Committee must establish an Incentive Savings Employee Account, Incentive Savings Employer Matching Contributions Account, and Qualified Nonelective Contributions Account.

     DEFERRAL CONTRIBUTIONS. The Advisory Committee will allocate to each Participant's Incentive Savings Employee Account the deferral contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of the last day of each "matching contributions allocation period".

     MATCHING CONTRIBUTIONS. The Advisory Committee will allocate matching contributions as of the last day of each payroll period (hereinafter "matching contributions allocation period"). The Advisory Committee will allocate the matching contributions to the Incentive Savings Employer Matching Account (also herein referred to as the Matching Contributions Account) of the Participant on whose behalf the Employer makes that contribution, and twenty five percent of the amount so allocated shall be invested in the Employer Stock Fund.

     QUALIFIED NONELECTIVE CONTRIBUTIONS. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of qualified nonelective contributions. The Advisory Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. For purposes of allocating qualified nonelective contributions, the term "eligible Participant" means a Participant who is a Nonhighly Compensated Employee and who satisfies the conditions of Section 3.06.

(B)  TOP HEAVY MINIMUM ALLOCATION.

     (1)  MINIMUM ALLOCATION.  If the Plan is top heavy in any Plan Year:

          (a) Each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year, irrespective of whether he satisfies the Hours of Service condition under Section 3.06; and

          (b) The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the antidiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

     (2) SPECIAL DEFINITIONS. For purposes of this Section 3.04(B), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make elective deferrals under a Code Section 401(k) arrangement or because of his failure to make mandatory employee contributions. For purposes of clause (b), "Compensation" means Compensation as defined in Section 1.10, except:
(i) Compensation does not include elective contributions; (ii) any exclusions from Compensation (other than the exclusion of elective contributions and the exclusions described in paragraphs (a), (b), (c) and (d) of Section 1.10) do not apply; and (iii) any modification to the definition of Compensation in Section
3.06 does not apply.

     (3) DETERMINING CONTRIBUTION RATES. For purposes of this Section 3.04(B), a Participant's contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, for purposes of satisfying a Participant's top heavy minimum allocation in Plan Years beginning after December 31, 1988, a Participant's contribution rate does not include any elective contributions under a Code Section 401(k) arrangement nor any Employer matching contributions necessary to satisfy the nondiscrimination requirements of Code Section 401(k) or of Code Section 401(m). To determine a Participant's contribution rate, the Advisory Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.27) as a single plan.

     (4) NO ALLOCATIONS. If, for a Plan Year, there are no allocations of Employer contributions or forfeitures for any Key Employee, the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

     (5) METHOD OF COMPLIANCE. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.04(B)(5). The Advisory Committee first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.04(A). The Employer then will contribute an additional amount for the Account of any Participant entitled under this Section 3.04(B) to a top heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under paragraph (3), is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

     3.05  FORFEITURE USED TO REDUCE EMPLOYER CONTRIBUTION.   The amount of a
Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. Subject to any restoration allocation required under Sections 5.04 or 9.14 and the special forfeiture allocation for certain excess aggregate contributions described in Section 14.05, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04, to reduce the Employer matching contributions and nonelective contribution for the Plan Year in which the forfeiture occurs. The Advisory Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.09 or, if applicable, until the time specified in Section 9.14.

     3.06 ACCRUAL OF BENEFIT (QUALIFICATION TO SHARE IN QUALIFIED NONELECTIVE CONTRIBUTION). The Advisory Committee will determine the accrual of benefit (Employer qualified nonelective contribution) on the basis of the Plan Year.

(A) COMPENSATION TAKEN INTO ACCOUNT. In allocating an Employer qualified nonelective contribution or nonelective contribution to a Participant's Account, the Advisory Committee, except for purposes of determining the top heavy minimum contribution under Section 3.04(B), will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant.

(B) HOURS OF SERVICE REQUIREMENT. Subject to the top heavy minimum allocation requirement of Section 3.04(B), the Advisory Committee will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete a minimum of 1,000 Hours of Service during the Plan Year, unless the Participant terminates employment during the Plan Year because of death or disability or because of the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year. This Hours of Service requirement does not apply to an allocation of deferral contributions.

(C) YEAR-END EMPLOYMENT REQUIREMENT. A Participant who, during a particular Plan Year, completes the Hours of Service requirement under Section 3.06(B) will not share in the allocation of Employer contributions and Participant forfeitures, if any, for that Plan Year unless he is employed by the Employer on the Accounting Date of that Plan Year. This employment requirement does not apply if the Participant terminates employment during the Plan Year because of death or disability or because of the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year. This employment requirement will not apply to an allocation of deferral contributions.

(D) SUSPENSION OF ACCRUAL REQUIREMENTS. The Plan suspends the accrual requirements under Sections 3.06(B) and (C) if, for any Plan Year beginning after December 31, 1989, the Plan fails to satisfy the Participation Test or the Coverage Test. A Plan satisfies the Participation Test if, on each day of the Plan Year, the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of Includible Employees as of such day. A Plan satisfies the Coverage Test if, on the last day of each quarter of the Plan Year, the number of Nonhighly Compensated Employees who benefit under the Plan is at least equal to 70% of the total number of Includible Nonhighly Compensated Employees as of such day. "Includible" Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in the Code or by reason of the age and service requirements of Article II; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated Employee and who is not a family member aggregated with a Highly Compensated Employee pursuant to Section 1.07 of the Plan. For purposes of the Participation Test and the Coverage Test, an Employee is benefiting under the Plan on a particular date if, under Section 3.04, he is entitled to an allocation for the Plan Year. For any portion of the Plan subject to the discrimination test described in
Section 14.05, an Employee is benefiting if he is an Eligible Employee for purposes of Section 14.05 and the Coverage Test applies separately to that portion of the Plan.

     If this Section 3.06(D) applies for a Plan Year, the Advisory Committee will suspend the accrual requirements for the Includible Employees who are Participants, beginning first with the Includible Employee(s) employed with the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includible Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies both the Participation Test and the Coverage Test for the Plan Year. If two or more Includible Employees have a Separation from Service on the same day, the Advisory Committee will suspend the accrual requirements for all such Includible Employees, irrespective of whether the Plan can satisfy the Participation Test and the Coverage Test by accruing benefits for fewer than all such Includible Employees. If the Plan suspends the accrual requirements for an Includible Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year.

PART 2.  LIMITATIONS ON ALLOCATIONS:  SECTIONS 3.07 AND 3.08

     3.07 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS. The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in
Section 3.07(B)) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

(A) ESTIMATION OF COMPENSATION. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory
Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amount carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

(B) DISPOSITION OF EXCESS AMOUNT. If, pursuant to Section 3.07(A), or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

          (a) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent the return would reduce the Excess Amount.

          (b) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the

     Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

          (c) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph (c).

          (d) The Advisory Committee will not distribute any Excess Amount(s) to Participants or to former Participants.

(C) OBRA '93 $150,000. This Subsection "C" is necessary to comply with the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) and is an integral part of the Plan document.

     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     3.08 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

          (a) "Annual Addition" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m) and excess deferrals described in Code Section 402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under
     Section 3.07. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

          (b)  "Compensation" - For purposes of applying the limitations of
     Part 2 of this Article III, "Compensation" means Compensation as defined in
     Section 1.10, except Compensation does not include elective contributions and any exclusion from Compensation (other than the exclusion of elective contributions and the exclusions described in paragraphs (a), (b), (c) and
     (d) of Section 1.10) does not apply.

          (c) "Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code
     Section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

                  Number of months in the Limitation Year
                  ---------------------------------------
                                      12

          (d) "Employer" - The Employer that adopts this Plan and any related employers described in Section 1.27. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.27 by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).

          (e) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (f) "Limitation Year" - The Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

          (g) "Defined Contribution Plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)).

          (h) "Defined Benefit Plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



                     ARTICLE IV - PARTICIPANT CONTRIBUTIONS


     4.01 PARTICIPANT VOLUNTARY CONTRIBUTIONS. The Plan does not permit nor require Participant voluntary contributions.

     4.02 PARTICIPANT VOLUNTARY CONTRIBUTIONS - SPECIAL DISCRIMINATION TEST. See Section 14.05.

     4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS. Rollovers are permitted under the limited circumstances prescribed and approved by the Advisory Committee or the Corporation. Any Participant, after filing with the Trustee any form prescribed by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under
Part 2 of Article III. The Trustee must approve the transfer of property other than cash.

     The Trustee will hold the rollover contribution in an Account for the Participant's sole benefit (segregated for accounting purposes and subject to limited investment directions by the Participant, if then permitted by the Corporation, among limited investment choices in the manner then specified by and limited by the Corporation and then rules of the Plan applicable to other types of Accounts, which may change from time to time). The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust.

     4.04 PARTICIPANT CONTRIBUTION - FORFEITABILITY. A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable to the extent the value of his Accrued Benefit is derived from Participant contributions described in this
Article IV.

     4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION. A Participant, by giving prior written notice to the Trustee and satisfaction of the hardship provisions of Section 6.03(B)(2), may withdraw all or any part of the value of his Accrued Benefit derived from his Participant contributions described in this
Article IV. The Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant contributions in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

     4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT. The Advisory Committee must maintain separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant contributions. A Participant's Accrued Benefit derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s), and the Account shall be called the Profit Sharing Employee Account.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *

            ARTICLE V - TERMINATION OF SERVICE - PARTICIPANT VESTING


     5.01 NORMAL RETIREMENT AGE. A Participant's Normal Retirement Age is SIXTY FIVE (65) years of age. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date).

     5.02 PARTICIPANT DISABILITY OR DEATH. If a Participant's employment with the Employer terminates as a result of death or disability, the Participant's Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable.

     5.03  VESTING SCHEDULE.

(A)  VESTING SCHEDULE.

     (1) DEFERRAL CONTRIBUTIONS ACCOUNT/QUALIFIED NONELECTIVE CONTRIBUTIONS ACCOUNT. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account and in his Qualified Nonelective Contributions Account.

     (2) MATCHING CONTRIBUTIONS ACCOUNT. Except as provided in Sections 5.01 and 5.02, for each Year of Service, a Participant's Nonforfeitable percentage of his Incentive Savings Employer Matching Contributions Account and Employer Profit Sharing Contributions Account equals the percentage in the following vesting schedule:

                                                                    Percent of
               Years of Service                                   Nonforfeitable
               With the Employer                                 Accrued Benefit
               -----------------                                 ---------------

               Less than 5 . . . . . . . . . . . . . . . . . . . . . . .None
               5 or more . . . . . . . . . . . . . . . . . . . . . . . .100%

     Effective the first Plan Year for which the Plan is top heavy and then in all subsequent Plan Years, the Advisory Committee will calculate a Participant's Nonforfeitable Percentage under the following schedule:

                                                                    Percent of
          Years of Service                                        Nonforfeitable
          With the Employer                                      Accrued Benefit
          -----------------                                      ---------------

          Less than 2. . . . . . . . . . . . . . . . . . . . . . . . . .None
               2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20%
               3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40%
               4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60%
               5 or more . . . . . . . . . . . . . . . . . . . . . . . .100%

     The Advisory Committee will apply the top heavy schedule to Participants who earn at least one Hour of Service after the top heavy schedule becomes effective. A shift between vesting schedules under this Section 5.03 is an amendment to the vesting schedule and the Advisory Committee must apply the rules of Section 7.05 accordingly. A shift to a new vesting schedule under this
Section 5.03 is effective on the first day of the Plan Year for which the top heavy status of the Plan changes.

(B) SPECIAL VESTING FORMULA. If the Trustee makes a distribution (other than a cash-out distribution described in Section 5.04) to a partially-vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the Advisory Committee will establish a separate Account for the Participant's Accrued Benefit. At any relevant time following the distribution, the Advisory Committee will determine the Participant's Nonforfeitable Accrued Benefit derived from Employer contributions in accordance with the following formula: P(AB + (R x D)) - (R x D).

     To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Accrued Benefit at the relevant time, "R" is the ratio of "AB" to the Participant's Employer-derived Accrued Benefit immediately following the earlier distribution and "D" is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account.

     5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT. If, pursuant to Article VI, a partially-vested Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.08), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit derived from Employer contributions. See Section 5.09. A partially-vested

Participant is a Participant whose Nonforfeitable Percentage determined under
Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Accrued Benefit.

(A) RESTORATION AND CONDITIONS UPON RESTORATION. A partially-vested Participant who is re-employed by the Employer after receiving a cash-out distribution of the Nonforfeitable percentage of his Accrued Benefit may repay the Trustee the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(A). If a partially-vested Participant makes the cash-out distribution repayment, the Advisory Committee, subject to the conditions of this Section 5.04(A), must restore his Accrued Benefit attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit includes restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Accrued Benefit, in accordance with applicable Treasury regulations. The Advisory Committee will not restore a re-employed Participant's Accrued Benefit under this paragraph if:

          (1) 5 years have elapsed since the Participant's first re-employment date with the Employer following the cash-out distribution; or

          (2) The Participant incurred a Forfeiture Break in Service (as defined in Section 5.08). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Advisory Committee otherwise would restore.

(B) TIME AND METHOD OF RESTORATION. If neither of the two conditions preventing restoration of the Participant's Accrued Benefit applies, the Advisory Committee will restore the Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Advisory Committee, to the extent necessary, will allocate to the Participant's Account:

          (1) First, the amount, if any, of Participant forfeitures the Advisory Committee would otherwise allocate under Section 3.05;

          (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

          (3) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

     To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Advisory Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of
Section 3.01, the additional amount necessary to enable the Advisory Committee to make the required restoration. If, for a particular Plan Year, the Advisory Committee must restore the Accrued Benefit of more than one re-employed Participant, then the Advisory Committee will make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Advisory Committee will not take into account the allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

(C) 0% VESTED PARTICIPANT. The deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Accrued Benefit derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. Under the deemed cash-out rule, the Advisory Committee will treat the 0% vested Participant as having received a cash-out distribution on the date of the Participant's Separation from Service or, if the Participant's Account is entitled to an allocation of Employer contributions for the Plan Year in which he separates from Service, on the last day of that Plan Year. For purposes of applying the restoration provisions of this Section 5.04, the Advisory Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Employer.

     5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Advisory Committee restores the Participant's Accrued Benefit, as described in Section 5.04, the Trustee will invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Advisory Committee restores the Participant's Accrued Benefit, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Advisory Committee will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Advisory Committee determines either of the conditions of Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

     5.06 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 5.03, and for purposes of determining an employee's nonforfeitable interest in the participant's account balance derived from employer contributions, (except for periods of service which may be disregarded on account of the "rule of parity" described in section 5.08(a)(2)), an employee will receive credit for the aggregate of all time period(s) commencing with the employee's first day of employment or reemployment and ending on the date a break in service begins.
The first day of employment or reemployment is the first day the employee performs an hour of service. An employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

     5.07(A) BREAK IN SERVICE - VESTING. For purposes of this Article V, Break in service is a period of severance of at least 12 consecutive months.

     5.07(B) PERIOD OF SEVERANCE - VESTING. Period of severance is a continuous period of time during which the employee is not employed by the employer. Such period begins on the date the employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the employee was otherwise first absent from service.

     In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     5.08  INCLUDED YEARS OF SERVICE - VESTING.

(A) INCLUDED YEARS OF SERVICE. For purposes of determining "Years of Service" under Section 5.06 the Plan takes into account all Years of Service an Employee completes with the Employer, except:

          (1) Any Year of Service before the Plan Year in which the Participant attained the age of 18.

          (2) Any Year of Service before a Break in Service if the length of Break in Service equals or exceeds the greater of 5 years or the aggregate length of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service does not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

          (3) Any Year of Service earned prior to the effective date of ERISA if the Plan would have disregarded that Year of Service on account of an Employee's Separation from Service under a Plan provision adopted and in effect before January 1, 1974.

(B) FORFEITURE BREAK IN SERVICE. For the sole purpose of determining a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs 5 consecutive Breaks in Service.

     5.09 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Accrued Benefit derived from Employer contributions occurs under the Plan on the earlier of:

          (a) The date on which the Participant first incurs a Forfeiture Break in Service; or


          (b)  The date the Participant receives a cash-out distribution.

     The Advisory Committee determines the percentage of a Participant's Accrued Benefit forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule of Section 5.03. A Participant will not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.14.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *

               ARTICLE VI - TIME AND METHOD OF PAYMENT OF BENEFITS


     6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A distribution date under this
Article VI, unless otherwise specified within the Plan, is AN ADMINISTRATIVELY REASONABLE TIME AFTER THE DATE, WHICH IS 30 DAYS AFTER THE END OF THE APPLICABLE QUARTERLY OR OTHER VALUATION DATE (PROVIDED THAT THE PARTICIPANT SHALL HAVE THEN MADE, COMPLETED AND RETURNED HIS OR HER ELECTIONS ON A DATE THAT MAKE DISTRIBUTION FEASIBLE BY SUCH DATE) or as soon as administratively practicable following a distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

(A)  SEPARATION FROM SERVICE FOR A REASON OTHER THAN DEATH.

     (1) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable following the close of the CALENDAR YEAR QUARTER in which Participant's Separation from Service occurs, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age when he separates from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

     (2) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable

Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04), on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant's Separation from Service.

     (3) DISABILITY. If the Participant's Separation from Service is because of disability, the Advisory Committee will direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in lump sum, on THE DISTRIBUTION DATE NEXT FOLLOWING THE CLOSE OF THE CALENDAR YEAR QUARTER DURING WHICH THE DETERMINATION IS MADE THAT SEPARATION FROM SERVICE WAS DUE TO A DISABILITY, subject to the notice and consent requirements of this Article VI and to the applicable mandatory commencement dates described in Paragraph (1) or in Paragraph (2).

(B) REQUIRED BEGINNING DATE. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(C) DEATH OF THE PARTICIPANT. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. Subject to the requirements of
Section 6.04, the Advisory

Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

     (1) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT DOES NOT EXCEED $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

     (2) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. The Advisory Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this
Article VI.  In the absence of an election, subject to the requirements of
Section 6.04, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

     If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than the joint and survivor annuity) this Article VI would permit for a Participant.

(D) DEFAULT ON A LOAN. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or Section
6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

     6.02  METHOD OF PAYMENT OF ACCRUED BENEFIT.   Subject to the annuity
distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution only in a lump sum in cash (or to the extent that a Participants Accounts are invested in the Stock Fund, in whole shares of Employer Stock, provided that the Participant so elects under Section 6.03). However, the Participant need not receive a lump sum distribution to satisfy the minimum distribution requirements of Section 6.02(A) prior to the Participant's Separation from Service.

(A) MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS AGE 70 1/2. The Advisory Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code Section 401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. Section 1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the

Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year.

(B) MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to
Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. Section 1.72-9 for purposes of applying this paragraph. The Advisory

Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

(C) DIRECT ROLLOVER. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (a) "Eligible Rollover Distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

          (b) "Eligible Retirement Plan." An eligible retirement plan is an individual retirement account described in Code 408(a), an individual retirement annuity described in Code 408(b), an annuity plan described in Code 403(a), or a qualified trust described in Code 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) "Distributee." A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code 414(p), are distributee with regard to the interest of the spouse or former spouse.

          (d) "Direct Rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

     If a Participant or Beneficiary makes an election prescribed by this
Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section
6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election form with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

(A) PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any distribution date, but not earlier than AN ADMINISTRATIVELY REASONABLE TIME AFTER THE DATE, WHICH IS 30 DAYS AFTER THE END OF THE APPLICABLE QUARTERLY OR OTHER VALUATION DATE (PROVIDED THAT THE PARTICIPANT SHALL HAVE THEN MADE, COMPLETED AND RETURNED HIS OR HER ELECTIONS ON A DATE THAT MAKE DISTRIBUTION FEASIBLE BY SUCH DATE) in which the Participant's Separation from Service OCCURRED. IN ADDITION, TO THE EXTENT THAT THE PARTICIPANT'S ACCOUNT IS INVESTED IN THE STOCK FUND, THE PARTICIPANT MAY ELECT DISTRIBUTION IN WHOLE SHARE OF EMPLOYER STOCK. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A). Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in

Article V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer.

(B)  PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE.

     (1) WITHDRAWAL AFTER ATTAINMENT OF AGE 65. After a Participant attains Normal Retirement Age, the Participant, until he retires, has a continuing election to receive all his Accounts in the manner and time set forth hereinbefore under Sections 6.01, 6.02 and 6.03.

     (2) HARDSHIP DISTRIBUTION. With respect the Incentive Savings Employee Account, to the extent and under the procedures set forth in paragraphs (3) and
(4) below, the Participant, if the Participant satisfies the conditions for a hardship, as described in paragraph (4), may withdraw a portion of the Incentive Savings Employee Account of the Participant, subject to the restrictions and limitations below.

     (3) PROCEDURE. Except for a Participant who has attained age 65 during his employment with the Employer, and the above limited hardship withdrawal, the Participant does not have any right to commence distribution of his Nonforfeitable Accrued Benefit for any reason, unless required by Section 6.01(B).A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date.
The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(B) within the 90-day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

     (4) DEFINITION OF HARDSHIP. For purposes of this Section 6.03(B), a hardship distribution must be on account of one or more of the following immediate and heavy financial needs: (1) medical expenses described in Code
Section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition, for the next semester or for the next quarter, for the Participant, for the Participant's spouse, or for any of the Participant's dependents; (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any other event designated by Treasury regulations for the safe harbor definition of hardship.

     RESTRICTIONS. The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate and heavy financial need; (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 14.03), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

     EMPLOYEE REPRESENTATION. The restrictions in the prior paragraph do not apply if the Participant represents, and the Advisory Committee determines under the facts and circumstances it is reasonable to rely on that representation, he is not able to relieve his immediate and heavy financial need: (a) through reimbursement or compensation by insurance or otherwise; (b) by reasonable liquidation of the Participant's assets (including the assets of the Participant's spouse or of the Participant's minor children, if those assets are reasonably available to the Participant); (c) by cessation of elective deferrals or of employee contributions under the Plan; (d) by other distributions or nontaxable loans from this Plan or from any other qualified Plan maintained by the Employer or by any other employer; or (e) by borrowing from commercial sources on reasonable commercial terms.

     EARNINGS. For Plan Years beginning after December 31, 1988, a hardship distribution may not include earnings on an Employee's elective deferrals credited after December 31, 1988, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, irrespective of when credited.

(C) DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under
Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

(D) DEFAULT ON A LOAN. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or Section
6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

     6.04  ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES.   The
joint and survivor annuity requirements do not apply to this Plan. The Plan does not provide any annuity distributions to Participants nor to surviving spouses, provided, however, if this Plan is a direct or indirect transferee from a plan subject to the provisions of Code Section 417 the following provisions shall apply to such transfer accounts, unless the transfer is an elect transfer described in Section 13.05.

(A) JOINT AND SURVIVOR ANNUITY. The Advisory Committee must direct the Trustee to distribute a Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05) within the 90-day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. On or before the annuity starting date, the Advisory Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $3,500.

(B) PRERETIREMENT SURVIVOR ANNUITY. If a married Participant dies prior to his annuity starting date, the Advisory Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. The portion of the Participant's Nonforfeitable Accrued Benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this Article VI. If the present value of the preretirement survivor annuity does not exceed $3,500, the Advisory Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity.

(C) SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.02, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

(D) SPECIAL RULES. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Advisory Committee must direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01,
6.02 and 6.03. The Advisory Committee will reduce the Participant's Nonforfeitable Accrued Benefit by any security interest (pursuant to any offset rights authorized by Section 10.03[B]) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Accrued Benefit distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in
Section 10.03[B] of the Plan. For purposes of applying this Article VI, the Advisory Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 6.07. The provisions of this Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order.

(E)  LIMITED APPLICATION OF SECTION 6.04.  The preceding provisions of this
Section 6.04 apply only to: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code Section 417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 13.05; (2) a Participant who elects a life annuity distribution (if Section 13.02 of the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. Sections 6.05 and
6.06 only apply to Participants to whom the preceding provisions of this Section
6.04 apply.

     6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

     A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section 6.05, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07.

     The Advisory Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Advisory Committee establishes the Participant does not have a spouse, the Advisory Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     6.06  WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY.   The Advisory
Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Advisory Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

     A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Advisory Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Advisory Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section 6.06.

     6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan.
A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

     The Advisory Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Advisory Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Advisory Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Advisory Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

     If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Advisory Committee is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Advisory Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Advisory Committee does not make its determination of the qualified status of the order within the 18 month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Advisory Committee later determines the order is a qualified domestic relations order.

     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section
6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



                ARTICLE VII - EMPLOYER ADMINISTRATIVE PROVISIONS


     7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

     7.02 NO LIABILITY. It is a condition of this Plan and Trust and each Participant by participating herein expressly agrees to look solely to the assets of the Trust for the payment of any benefit to which the Participant is entitled under the Plan. Neither First Security Corporation, the Employer, the Trustee, the Administrator, the Advisory Committee nor any other person guarantees in any manner or to any extent the assets of the Plan against loss or depreciation. Neither First Security Corporation, any participating Employer, nor any other person or entity shall have any liability or responsibility for a failure to effect any of the objects and purposes of this Plan by reason of the validity or effectiveness of the Plan or Trust, or for the failure of any person, corporation, individual or any person indebted or becoming indebted to the Trust to pay such indebtedness on the due date, or for any delay or adverse tax consequence occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in or applicable to any security or other asset by applicable law, regulation or otherwise.

     7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Corporation and the Employer shall indemnify and hold harmless the Plan Administrator, the Trustee and the members of the Advisory Committee, the Board and Executive Committee of the Corporation and employees of the Corporation or its subsidiaries (including employees who assist the Corporation in the performance of its duties), and each of them, from and against any and all loss resulting from liability to which the Plan each of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 shall apply even though such provisions do not relieve the Plan Administrator, the Trustee and the members of the Advisory Committee, the Board and Executive Committee of the Corporation and employees of the Corporation or its subsidiaries (including employees who assist the Corporation in the performance of its duties), from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator, the Trustee and the members of the Advisory Committee, the Board and Executive Committee of the Corporation and employees of the Corporation or its subsidiaries (including employees who assist the Corporation in the performance of its duties) may be indemnified pursuant to other provisions of articles, bylaws, or other agreements that further expand the indemnification agreement of this Section 7.03, provided such provisions are consistent with and do not violate ERISA.


     7.04 CORPORATION DIRECTION OF INVESTMENT. The Corporation has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction or this Plan provides for such investment. However, the Corporation shall be deemed to have directed, and the Trustee shall be deemed to have consented, to the investment in Employer Stock with respect to investments in Employer Stock in the Stock Fund as of the date of this agreement and future investments of Employer Stock under Section 9.09. If the Trustee consents to Corporation direction of investment, the Trustee and the Corporation must execute an agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Corporation direction as respects the investment or re-investment of any part of the Trust Fund.

     7.05 AMENDMENT TO VESTING SCHEDULE. Though the Corporation reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

     If the Corporation makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, the election described in the preceding sentence applies only to Participants having at least 5 Years of Service with the Employer. The Participant must file his election with the Advisory Committee within 60 days of the latest of (a) the Corporation's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Advisory Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 7.05 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this
Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit.

     7.06 DELEGATION AND ALLOCATION OF FIDUCIARY DUTIES. Fiduciaries may allocate fiduciary responsibilities (other than the responsibility for the management and control of Plan assets) among themselves, and fiduciaries may designate persons other than fiduciaries to carry out fiduciary responsibilities (other than the responsibility for the management and control of Plan assets) under the Plan. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service as both Trustee and Administrator). Any such allocation, designation or delegation shall be made pursuant to a written instrument executed by the fiduciary or a person authorized to act on behalf of the fiduciary. Any such allocation, designation or delegation to or from any fiduciary (other than the responsibility for the management and control of Plan assets) duly recorded or reflected in the Minutes of the Board, Executive Committee or Advisory Committee shall be deemed to be made by a written instrument meeting all the requirements of the foregoing sentence. In the event such procedure is followed, such fiduciary, or other person, will not be liable for the acts and omissions of another person in carrying out fiduciary responsibilities which have been so designated, allocated or delegated except as may be otherwise provided in express provisions of applicable federal law.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



              ARTICLE VIII - PARTICIPANT ADMINISTRATIVE PROVISIONS


     8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) in the event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

     A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent and a notary public or the Plan Administrator (or his representative) must witness that consent.
The spousal consent requirements of this paragraph do not apply if: (1) the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death; (2) the Participant's spouse is the Participant's sole primary beneficiary; (3) the Plan Administrator is not able to locate the Participant's spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     8.02 NO BENEFICIARY DESIGNATION/DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him, then the Trustee will pay the Participant's Nonforfeitable Accrued Benefit in accordance with Section 6.02 in the following order of priority to:

          (a)  The Participant's surviving spouse; or

          (b)  The Participant's estate.

     If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Accrued Benefit, the Trustee will pay the remaining Nonforfeitable Accrued Benefit to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise. The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.

     8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

     8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

     8.05 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

     8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

     8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

     8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator will furnish him with a copy of any item listed in this Section 8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

     8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary ("Claimant") may file with the Advisory Committee a written claim for benefits, if the Participant or Beneficiary determines the distribution procedures of the Plan have not provided him his proper Nonforfeitable Accrued Benefit. The Advisory Committee must render a decision on the claim within 60 days of the Claimant's written claim for benefits. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

          (a)  The specific reason for the denial;

          (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

          (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

          (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits.
     The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75 day period will render the Advisory Committee's determination final, binding and conclusive.

     If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

     The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

     8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Trustee consents in writing to permit such direction, provided that Participants who have not severed employment shall have right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's Incentive Savings Employee Account, and Participants, who have attained age 55 and completed 10 or more years of Service, may elect to segregated their account in accordance with Section 8.11 hereof. If the Trustee consents to Participant direction of investment (i.e., beyond the above referenced right to self direct investments), the Trustee will accept direction from each Participant on a written election for (or other written agreement), as a part of this Plan containing such conditions, limitations and other provisions the parties deem appropriate. The Trustee or, with the Trustee's consent, the Advisory Committee, may establish written procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 8.10. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for any loss, nor is liable for any breach, resulting from a Participant's direction of the investment of any part of his directed Account.
     The Advisory Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.

     If the Trustee consents to Participant direction of investment of his Account, the Plan treats any post-December 31, 1981, investment by a Participant's Account in collectibles (as defined by Code Section 408(m)) as a deemed distribution under the Plan to the Participant for Federal income tax purposes.

     8.11 AGE 55 SEGREGATION OF ACCOUNTS. A Participant, who has attained 55 years of age or more and completed 10 years of Service or more may in accordance with the rule of the Advisory Committee make an election to segregate such Participant's Accounts (including such Participant's Employer Contribution Accounts) for the remainder of such Participant's employment with an Employer and until the time for distribution in accordance with the following. Unless otherwise provided in the rules of the Advisory Committee, the following provision shall apply to such election:

          (a) Such election shall be made available on forms furnished by the Advisory Committee, which forms shall limit and define such election.

          (b) The Advisory Committee may make an election available to transfer 50% or 100% of the balance of the Accounts invested in the Stock Fund at the time of the election to alternative Funds made available by the Trustee. If a Participant elects to transfer 50% of such Accounts, future Employer Contributions shall continue to be invested in the same manner as before the election, and the Advisory Committee may make an election available to the Participant thereafter to segregate the entire remaining balance in the Participant's Account.

          (c) The Advisory Committee may make an election available to transfer 50% to 100% of the Accounts invested in commingled or other investments of the Trust at the time of the election to alternative investment Funds. If the Participant has transferred less than 100% of such Accounts, future Employer Contributions shall continue to be invested in the same manner as before the election, and the Advisory Committee may make an election available to the Participant thereafter to segregate the entire remaining balance in the Participant's Account.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



            ARTICLE IX - ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
                             PARTICIPANTS' ACCOUNTS


     9.01 MEMBERS' COMPENSATION, EXPENSES. The Corporation must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an Advisory Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Advisory Committee. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, except to the extent the Trust properly pays for such expenses, pursuant to Article X.

     In addition to the Advisory Committee, the Corporation may appoint another group of persons or a committee (which is not the same persons as members of the Advisory Committee) to assist the Corporation in the exercise of any powers or authority reserved to the Corporation or subject to delegation by the Corporation, and in such event, the Advisory Committee shall have no authority, responsibility or liability for such area as are a responsibility of the Corporation or are assigned to another Committee by the Corporation. If a group of persons or a committee other than the Advisory Committee is appointed to assist the Corporation with respect to such matters, such other committee shall, unless otherwise specified by the Corporation, act through a vote of a majority of such persons in a manner similar to the rules set forth below for the Advisory Committee.

     9.02 TERM. Each member of the Advisory Committee serves until the appointment of his successor.

     9.03 POWERS. In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

     9.04  GENERAL.  The Advisory Committee has the following powers and duties:

          (a) To select a Secretary, who need not be a member of the Advisory Committee;

          (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

          (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

          (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

          (e) To direct the Trustee as respects the crediting and distribution of the Trust;

          (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

          (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

          (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

          (i) To establish, in its sole discretion, a nondiscriminatory policy (see Section 9.04(A)) which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and


The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner. Any authority or power not specifically granted to the Advisory Committee by this Section 9.04 shall be deem to reside in the Corporation, and the Corporation shall specifically have the authority to do the following: engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of Employer Stock or of any other Plan asset under its control; to establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code. The Advisory Committee shall have no authority or responsibility with such matters as are reserved to the Corporation by the foregoing or other provisions of this Plan, and if the Corporation desire a committee to assist the Corporation in the exercise of such reserved powers the Corporation shall appoint a group of persons other than the Advisory Committee to assist the Corporation.

(A) LOAN POLICY. If the Advisory Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include:
(1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

     9.05 FUNDING POLICY. The Corporation (or a committee (other than the Advisory Committee) appointed to assist the Corporation) will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Corporation (or a committee (other than the Advisory Committee) appointed to assist the Corporation) must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements. It is contemplated that the Corporation will appoint a committee to assist the Corporation in the fulfillment of its duties under this Section 9.05, and in the absence of an appointment by the Corporation to the contrary by the Corporation, the committee so appointed to assist the Corporation shall be the same committee appointed to establish the funding policy under Section 15.05 of the First Security Retirement Plan.


     9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

     9.07 AUTHORIZED REPRESENTATIVE. The Advisory Committee may authorize any one of its members, or its Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

     9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

     9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan, including the following Accounts:

          (a) Incentive Savings Employee Account to which the deferral contributions of a Participant are allocated pursuant to Section 3.04.

          (b) Profit Sharing Employee Account to which voluntary ("after-tax") contributions made by a Member before January 1, 1985 were allocated.

          (c)  Employer Contribution Accounts, including:

                 (i) Incentive Savings Employer Accounts to which Matching Contribution of the Participant pursuant to Section 3.04 are allocated.

                (ii) Profit Sharing Employer Account to which contributions made by the Employer for Plan Years ending before January 1, 1985 were allocated.

          (d) Transfer Accounts to which funds received from the trustee of another tax qualified plan are allocated, including:

                 (i) PAYSOP Account which included funds received from the trustee of the First Security Employee Stock Ownership Plan.

                (ii) Accounts which are transferred from the trustee of a qualified plan in a trustee to trustee transfer or a merger.

The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

     9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

     For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution.

     9.11  ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.  A
"valuation date" under this Plan is each Accounting Date and each interim valuation date determined under Section 10.14. As of each valuation date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

(A) TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the Accounts in accordance with
Section 9.13 (relating to distributions) and Section 11.01 (relating to insurance premiums) and for the cash value of incidental benefit insurance contracts. The Advisory Committee then, subject to the restoration allocation requirements of Section 5.04 or of Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

(B) SEGREGATED INVESTMENT ACCOUNTS. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. The Advisory Committee will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

(C) ADDITIONAL RULES. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. This Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

     9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

     9.13 ACCOUNT CHARGED. The Advisory Committee will charge a Participant's Account for all distributions made from that Account to the Participant, or to his Beneficiary or to an alternate payee. The Advisory Committee also will charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

     9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Advisory Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section 3.05. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury regulations would permit the forfeiture. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

     If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee must direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than 60 days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



                     ARTICLE X - TRUSTEE, POWERS AND DUTIES


     10.01 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

     10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

     10.03  INVESTMENT POWERS.

[A] TRUSTEE POWERS. The Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Corporation, Participant or Advisory Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Advisory Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

          (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

          (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

          (c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code Section 584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

          (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

          (e) To credit and distribute the Trust as directed by the Advisory Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Advisory Committee for any payment or distribution made by it in good faith on the order or direction of the Advisory Committee.

          (f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

          (g) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

          (h) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

          (i) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

          (j) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

          (k) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

          (l) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

          (m)  To file all tax returns required of the Trustee.

          (n) To furnish to the Employer, the Plan Administrator and the Advisory Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Advisory Committee, except as to any act or transaction concerning which the Employer, the Plan Administrator or the Advisory Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

          (o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

[B] PARTICIPANT LOANS. This Section 10.03[B] specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or to a Beneficiary in accordance with the loan policy established by the Advisory Committee, provided: (1) the loan policy satisfies the requirements of
Section 9.04; (2) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time; (5) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and (7) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his Accrued Benefit as security for a loan made after August 18, 1985, unless, within the 90-day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.05 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code Section 318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan. If the Employer is not an unincorporated trade or business nor an "S Corporation," this
Section 10.03[B] does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

[C] INVESTMENT IN QUALIFYING EMPLOYER SECURITIES AND QUALIFYING EMPLOYER REAL PROPERTY. The Trustee may invest in qualifying Employer securities or qualifying Employer real property, as defined in and as limited by ERISA. The aggregate investments in qualifying Employer securities and in qualifying Employer real property may not exceed 100% of the value of Plan assets.

     10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, Advisory Committee and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer, Plan Administrator or Advisory Committee may specify in writing. The Trustee must furnish the Plan Administrator or Advisory Committee with whatever information relating to the Trust Fund the Plan Administrator or Advisory Committee considers necessary.

     10.05 FEES AND EXPENSES FROM FUND. The Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Corporation and the Trustee. No person who is receiving full pay from the Employer may receive compensation for services as Trustee. The Trustee will pay from the Trust Fund all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays the fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Fund.

     10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Advisory Committee, the Trustee, Participants and Beneficiaries.

     10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

     10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee. For purposes of a distribution to a Participant or to a Participant's designated Beneficiary or surviving spouse, "property" includes a Nontransferable Annuity contract, provided the contract satisfies the requirements of this Plan.

     10.09 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Advisory Committee and then dispose of the payment in accordance with the subsequent direction of the Advisory Committee.

     10.10 THIRD PARTY/MULTIPLE TRUSTEES. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

     10.11 RESIGNATION. The Trustee may resign its position at any time by giving 30 days' written notice in advance to the Corporation and to the Advisory Committee. If the Corporation fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Corporation as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee.

     10.12 REMOVAL. The Corporation, by giving 30 days' written notice in advance to the Trustee, may remove any Trustee. In the event of the resignation or removal of a Trustee, the Corporation must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

     10.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and filing the acceptance with the former Trustee and the Advisory Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee.
Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Corporation and the Advisory Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

     10.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on such other valuation dates as directed in writing by the Advisory Committee.

     10.15  LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY
TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager the Advisory Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Advisory Committee, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

     The limitation on liability described in this Section 10.15 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 10.17 of the Plan. However, if a Trustee, pursuant to the delegation described in Section 10.17 of the Plan, appoints an ancillary trustee, the Trustee is responsible for the periodic review of the ancillary trustee's actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Employer, the Trustee and an ancillary trustee may execute a letter agreement as a part of this Plan delineating any indemnification agreement between the parties.

     10.16 INVESTMENT IN GROUP TRUST FUND. The Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

     The Employer specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). This authorization applies solely to a group trust fund exempt from taxation under Code Section 501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The group trust funds to which this authorization applies are POOLED FUNDS OF OR MUTUAL FUNDS SPONSORED BY FIRST SECURITY BANK OF UTAH, N.A., FIRST SECURITY CORPORATION OR A SUBSIDIARY OR AFFILIATE OF FIRST SECURITY CORPORATION.

     10.17  APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY.
The Corporation, in writing, may appoint any person in any State to act as ancillary trustee with respect to a designated portion of the Trust Fund. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA. The ancillary trustee has the rights, powers, duties and discretion as the Corporation may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the ancillary trustee and to the terms of the Plan or of ERISA. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 10.03 of the Plan including the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code Section 584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code Section 1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Corporation also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 10.16 of the Plan.

     The ancillary trustee may resign its position at any time by providing at least 30 days' advance written notice to the Corporation, unless the Corporation waives this notice requirement. The Corporation, in writing, may remove an ancillary trustee at any time. In the event of resignation or removal, the Corporation may appoint another ancillary trustee, return the assets to the control and management of the Trustee or receive such assets in the capacity of ancillary trustee. The Corporation may delegate its responsibilities under this
Section 10.17 to a Trustee under the Plan.

     If the U.S. Department of Labor ("the Department") requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Corporation will appoint such independent fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

     10.18 EMPLOYER STOCK FUND RULES. The following special rules shall apply to the First Security Stock Fund:

          (a) STOCK FUND INVESTMENT. It is contemplated that the Stock Fund will be invested to the fullest extent possible by the Trustee in Employer Securities (hereinafter called "stock") in accordance with the following provisions:

               (1) STOCK PURCHASES. Whenever there is a cash balance in the Stock Fund, the Trustee shall make a determination of whether the amount of cash in the Stock Fund is in excess of the amount of cash necessary for purposes of the Plan, taking into account anticipated cash distributions from the Stock Fund. If the Trustee determines at any time during the calendar quarter that the cash portion of the Stock Fund is in excess of such cash needs of the Plan, purchases of stock shall be made by the Trustee (A) from First Security Corporation or a participating Employer, or (B) in the open market.

               (2) STOCK SALES. As soon as practicable after the Trustee determines that the cash portion of the Stock Fund is insufficient to meet the cash needs of the Plan, sales of stock shall be made by the Trustee (A) to First Security Corporation or a participating Employer, or (B) in the open market.

               (3) TERMS OF SALES AND PURCHASES. The price or fair market value for purchases or sales of First Security Corporation common stock shall be determined as follows:

                    (A) The acquisition price of purchases not made on the open market shall be not more than the average of the closing bid and asked prices for such shares on the date of the transaction as determined through NASDAQ. The sale price of shares sold otherwise than on the open market shall be for a price which is not less than the average of such closing bid and asked prices on the date of the transaction. No commission shall be charged on such sales or purchases not on the open market.

                    (B) The price of sales or purchases on the open market shall be the net amount received or paid on trades made on the open market.

Notwithstanding the foregoing, the Trustee shall have the authority to invest any cash held in the Stock Fund in investments other than Employer Stock if no such Stock is currently available or the Trustee determines in its sole discretion that the purchase of Employer Stock will distort the market for the Employer Stock at a particular time. The Trustee shall also have the authority and discretion to maintain cash reserves or other liquid investments in the Stock Fund in such amounts as the Trustee determines is necessary or appropriate in view of the objectives of the Plan. Notwithstanding anything in the foregoing to the contrary, the Trustee may invest all or any portion of the Stock Fund in Employer Securities.

     10.19 EMPLOYER SECURITIES--AUTHORITY TO HOLD AND ACQUIRE CERTAIN EMPLOYER RELATED INVESTMENTS. The term "Employer Securities" shall mean a security issued by the Employer or by an "affiliate" of the Employer, (as defined in subparagraph (d) below) which is either:

          (a) Stock (including without limitation common stock, preferred stock, convertible preferred stock, or other stock); or

          (b) A "marketable obligation" within the meaning of subparagraph (c) below.

          (c) The term "marketable obligation" means a bond, debenture, note or certificate, or other evidence of indebtedness (hereinafter in this
     subsection referred to as   "obligation") if -

               (1)  such obligation is acquired -

                    (A) on the market, either (i) at the price of the obligation prevailing on a national securities exchange which is registered with the Securities and

               Exchange Commission, or (ii) if the obligation is not traded on such a national securities exchange, at a price not less favorable to the Plan than the offering price for the obligation as established by current bid and asked prices quoted by persons independent of the issuer;

                    (B) from an underwriter, at a price (i) not in excess of the public offering price for the obligation as set forth in a prospectus or offering circular filed with the Securities and Exchange Commission, and (ii) at which a substantial portion of the same issue is acquired by persons independent of the issuer; or

                    (C) directly from the issuer, at a price not less favorable to the Plan than the price paid currently for a substantial portion of the same issue by persons independent of the issuer;

               (2)  immediately following acquisition of such obligation -

                    (A) not more than twenty-five percent (25%) of the aggregate amount of obligations issued in such issue and outstanding at the time of acquisition is held by the Plan, and

                    (B) at least fifty percent (50%) of the aggregate amount referred to in (A) is held by persons independent of the issuer; and

               (3) immediately following acquisition of the obligation, not more than twenty-five percent (25%) of the assets of the Plan is invested in obligations of the Employer or an affiliate of the Employer.

          (d) A corporation is an "affiliate" of the Employer if it is a member of any controlled group of corporations (as defined in Section 1563(a) of the Code, except that "applicable percentage" shall be substituted for "80 percent" wherever the latter percentage appears in such section) of which the Employer who maintains the Plan is a Member. For purposes of the preceding sentence, the term "applicable percentage" means fifty percent (50%), or such lower percentage as the Secretary of Labor may prescribe by regulation.

         With regard to the proper construction of the term "Employer Securities" as set forth hereinabove, the Trustee, in order to further the general purposes of ERISA and the general purposes of this Plan, shall have discretion to consider and shall be entitled to rely on any liberalizing administrative interpretations placed upon said term by appropriate governmental authorities, or any exemption granted by such authorities pertaining to permissible acquisitions or holdings of Employer Securities.

     The Trustee shall have authority to acquire and hold Employer Securities as set forth and defined hereinafter in the Stock Fund. Pursuant to the authority herein, all (100 percent), or any portion of Plan assets may be invested in Employer Securities in the First Security Stock Fund. This provision is intended to comply with the provisions for eligible individual account plans under Section 401(d)(3) of ERISA, and other provisions of Section 407 of ERISA and with the Code, and this paragraph shall be construed to effectuate this purpose.

         The provisions of this paragraph are intended to specifically authorize the acquisition and retention of Employer Securities and as such, shall not be deemed a limitation on the investment authority of the Trustee.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



      ARTICLE XI - PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY


     11.01 INSURANCE BENEFIT. The Plan does not provide incidental life insurance benefits for Participants.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



                          ARTICLE XII - MISCELLANEOUS


     12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

     12.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Corporation or Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer or the Corporation must be by its Board of Directors or its designate.

     12.03 FIDUCIARIES NOT INSURERS. The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

     12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver.

     12.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Advisory Committee, the Plan Administrator and their successors.

     12.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural.

     12.07 STATE LAW. UTAH law will determine all questions arising with respect to the provisions of this Agreement except to the extent superseded by Federal law.

     12.08 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan

Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



            ARTICLE XIII - EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION


     13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Employer's request for initial approval of this Plan, determines that the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Employer, will return the Employer's contributions (and increment attributable to the contributions) to the Employer. The Trustee must make the return of the Employer contribution under this Section 13.01 within one year of a final disposition of the Employer's request for initial approval of the Plan. The Employer's Plan and Trust will terminate upon the Trustee's return of the Employer's contributions.

     13.02 AMENDMENT BY CORPORATION. The Corporation has the right at any time and from time to time:

          (a) To amend this Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of Code Section 401(a); and

          (b)  To amend this Agreement in any other manner.

     No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Corporation also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee. The Corporation must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

(A) CODE SECTION 411(D)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code
Section 411(d)(6) protected benefits if the amendment has the effect of either
(1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

     13.03 DISCONTINUANCE. The Corporation has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

          (a)  The date terminated by action of the Corporation;

          (b) The dissolution or merger of the Employer, unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

     13.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

     13.05 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

     The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts a direct transfer of plan assets, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

(A) ELECTIVE TRANSFERS. The Trustee, after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits in accordance with the terms of the transferor plan and in a manner consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this
Section 13.05; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code
Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;
(6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type.

(B) DISTRIBUTION RESTRICTIONS UNDER CODE SECTION 401(k). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

     13.06 TERMINATION. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

          (1) if the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

          (2) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

     To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2).

     The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan.
On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under
Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.06.

          13.07 DENIAL OF EXISTENCE OF GUARANTEE. It is a condition of this Plan and Trust and each Participant by participating herein expressly agrees to look solely to the assets of the Trust for the payment of any benefit to which the Participant is entitled under the Plan. Neither First Security Corporation, the Employer, the Trustee, the Administrator, the Advisory Committee nor any other person guarantees in any manner or to any extent the assets of the Plan against loss or depreciation. Neither First Security Corporation, any participating Employer, nor any other person or entity shall have any liability or responsibility for a failure to effect any of the objects and purposes of this Plan by reason of the validity or effectiveness of the Plan or Trust, or for the failure of any person, corporation, individual or any person indebted or becoming indebted to the Trust to pay such indebtedness on the due date, or for any delay or adverse tax consequence occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in or applicable to any security or other asset by applicable law, regulation or otherwise.

            *   *   *   *   *   *   *   *   *   *   *   *   *   *   *



          ARTICLE XIV - PROVISIONS RELATING TO CODE SECTION 401(K) AND
                              TO CODE SECTION 401(M)


     14.01 401(k) ARRANGEMENT. The Employer makes the deferral contributions described in Section 3.01 pursuant to a 401(k) arrangement. An Employee who is eligible to participate in the 401(k) arrangement may file a salary reduction agreement with the Advisory Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code Section 401(k) arrangement by executing the Adoption Agreement; or (iv) the effective date of the Code Section 401(k) arrangement. Regarding clause (i), an Employee subject to the Suspension of Years of Service rule of Section 2.03(A) of the Plan may not enter into a salary reduction agreement until the Employee has completed a sufficient number of Hours of Service to receive credit for a Year of Service (as defined in Section 2.02) following his reemployment commencement date. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.10) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation.

     An Employee's salary reduction contributions for the Plan Year, subject to the elective deferral limitation of Section 14.03, may not exceed 17% (AND MUST BE MADE IN PERCENTAGES FROM 0% TO 17% IN ACCORDANCE WITH RULES OF THE ADVISORY COMMITTEE) of his Compensation for the entire Plan Year. An Employee may modify his salary reduction agreement, either to reduce or to increase the amount of deferral contributions, as of FIRST DAY OF ANY QUARTER OR AS OTHERWISE PROVIDED BY THE RULES OF THE ADVISORY COMMITTEE. The Employee will make this modification by filing a new salary reduction agreement with the Advisory Committee. An Employee may revoke a salary reduction agreement as of any PAYROLL PERIOD THAT HAS NOT YET COMMENCED OR AS OTHERWISE PERMITTED BY THE RULES OF THE ADVISORY COMMITTEE. An Employee who revokes his salary reduction agreement may file a new salary reduction agreement effective as of FIRST DAY OF ANY CALENDAR QUARTER.

     14.02  DEFINITIONS.

          (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.07 of the Plan. Family members aggregated as a single Employee under Section 1.07 constitute a single Highly Compensated Employee, whether a particular family member is a Highly Compensated Employee or a Nonhighly Compensated Employee without the application of family aggregation.

          (b) "Nonhighly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee and who is not a family member treated as a Highly Compensated Employee.

          (c) "Eligible Employee" means, for purposes of the ADP test described in Section 14.04, an Employee who is eligible to participate in the Code
     Section 401(k) arrangement, irrespective of whether the Employer actually makes deferral contributions on behalf of the Employee. For purposes of the ACP test described in Section 14.05, an "Eligible Employee" means a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make employee contributions, irrespective of whether he actually makes employee contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

          (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

          (e) "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

          (f)  "Compensation" means, except as specifically provided under this
     Article XIV, Compensation as defined for nondiscrimination purposes in
     Section 1.10(B) of the Plan. For Plan Years beginning prior to the later of January 1, 1992, or 60 days after the Treasury issues final regulations under Code Sections 401(k) and 401(m), the Plan may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code Section 401(k) arrangement was in effect. For subsequent Plan Years, Compensation must include Compensation for the entire Plan Year, irrespective of whether the Plan or the Code Section 401(k) arrangement was in effect for the entire Plan Year or whether the Employee begins, resumes or ceases to be an Eligible Employee during the Plan Year.

          (g) "Deferral Contributions" means the sum of the deferral contributions the Employer contributes to the Trust on behalf of an Eligible Employee, pursuant to Section 3.01.

          (h) "Elective Deferrals" are the deferral contributions the Employer contributes to the Trust at the election of an Eligible Employee. If the Code Section 401(k) arrangement includes a cash or deferred feature, any portion of a cash or deferred contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral, but any portion of a cash or deferred contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as employee contributions at the time of deferral or contribution.

          (i) "Matching Contributions" are contributions made by the Employer on account of elective deferrals under a Code Section 401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

          (j) "Nonelective Contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

          (k) "Qualified Matching Contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule.

          (l) "Qualified Nonelective Contributions" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

          (m) "Distribution Restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment, attainment of age 59 1/2,
     (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury regulations, (3) plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions, irrespective of when credited. A distribution described in clauses (3), (4) or (5), if made after March 31, 1988, must be a lump sum distribution, as required under Code Section 401(k)(10).

          (n) "Employee Contributions" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions, made pursuant to Section 4.01 of the Plan, are employee contributions.

     14.03  ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) ANNUAL ELECTIVE DEFERRAL LIMITATION. An Employee's elective deferrals for a calendar year beginning after December 31, 1986, may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will not make any additional elective deferrals with respect to that Employee for the remainder of that calendar year, paying in cash to the Employee any amounts which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.04), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

     If an Employee participates in another plan under which he makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Advisory Committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Advisory Committee receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

(B) ALLOCABLE INCOME. For purposes of making a distribution of excess deferrals, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the "gap period" measured from the beginning of the next calendar year to the date of the distribution. If the distribution of the excess deferral occurs during the calendar year in which the Employee made the excess deferral, the Advisory Committee will treat as a "gap period" the period from the first day of that calendar year to the date of the distribution. The Advisory Committee will determine allocable income in the same manner as described in
Section 14.04(F) for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to his elective deferrals.

     14.04 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the Advisory Committee must determine whether the Plan's Code Section 401(k) arrangement satisfies either of the following ADP tests:

            (i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group; or

           (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.06) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group.

(A) CALCULATION OF ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. For aggregated family members treated as a single Highly Compensated Employee, the ADP of the family unit is the ADP determined by combining the deferral contributions and Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.03.

     The Advisory Committee may determine (in a manner consistent with Treasury regulations) the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Advisory

Committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test or the ACP test described in Section 14.05. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan.
The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

(B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code Section 401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code Section 401(k) arrangements have different plan years, the Advisory Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

(C) AGGREGATION OF CERTAIN CODE SECTION 401(k) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Advisory Committee also may elect to aggregate the Code Section 401(k) arrangements under plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of Code Section 401(k) arrangements under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D) CHARACTERIZATION OF EXCESS CONTRIBUTIONS. If, pursuant to this Section 14.04, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly

Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as defined in Section 14.03), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

(E) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP to the next highest ADP, then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Advisory Committee already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

(F) ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 14.04, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee: (1) first will determine the net income or net loss for the Plan Year on the Highly Compensated Employee's Accrued Benefit attributable to deferral contributions; and (2) then will multiply this net income or net loss by the following fraction:

        Amount of the Highly Compensated Employee's excess contributions
        ----------------------------------------------------------------
             Accrued Benefit attributable to deferral contributions

The Accrued Benefit attributable to deferral contributions includes the Accrued Benefit attributable to qualified matching contributions and qualified nonelective contributions taken into account in the ADP test for the Plan Year or for any prior Plan Year. For purposes of the denominator of the fraction, the Advisory Committee will calculate the Accrued Benefit attributable to deferral contributions as of the last day of the Plan Year (without regard to the net income or net loss for the Plan Year on that Accrued Benefit).

     To calculate allocable income for the "gap period," the Advisory Committee will perform the same calculation as described in the preceding paragraph, except in clause (1) the Advisory Committee will determine, as of the last day of the month preceding the date of distribution, the net income or net loss for the "gap period" and in clause (2) will calculate the Accrued Benefit attributable to deferral contributions as of the day before the distribution. If the Plan does not perform a valuation on the last day of the month preceding the date of distribution, the Advisory Committee, in lieu of the calculation described in this paragraph, will calculate allocable income for each month in the "gap period" as equal to 10% of the allocable income for the Plan Year. Under this alternate calculation, the Advisory Committee will disregard the month in which the distribution occurs, if the Plan makes the distribution no later than the 15th day of that month.

     14.05 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Advisory Committee must determine whether the annual matching contributions (other than qualified matching contributions used in the ADP test), if any, and the employee contributions, if any, satisfy one of the following average contribution percentage ("ACP") tests:

            (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

           (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.06) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

(A) CALCULATION OF ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are matching contributions (other than qualified matching contributions used in the ADP test) and employee contributions. For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.

     The Advisory Committee, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test) or elective deferrals, or both, made to this Plan or to any other qualified plan maintained by the Employer.
The Advisory Committee may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test or the ACP test. The Advisory Committee may not include elective deferrals in the ACP test, unless the plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test.

(B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

(C) AGGREGATION OF CERTAIN PLANS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Advisory Committee also may elect to aggregate plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The Advisory Committee will determine excess aggregate contributions after determining excess deferrals under Section 14.03 and excess contributions under Section 14.04. If the Advisory Committee determines the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of the aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Advisory Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage to the next highest contribution percentage then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Advisory Committee already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Advisory Committee, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

(E) ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 14.05, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. The Advisory Committee will determine allocable income in the same manner as described in Section 14.04(F) for excess contributions, except the numerator of the allocation fraction will be the Highly Compensated Employee's excess aggregate contributions and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to aggregate contributions and, if applicable, to qualified nonelective contributions and elective deferrals included in the ACP test for the Plan Year or for any prior Plan Year.

(F) CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Advisory Committee will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Advisory Committee has included in the ACP test; (4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Advisory Committee will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The Plan will allocate forfeited excess aggregate contributions to reduce Employer matching contributions for the Plan Year in which the forfeiture occurs.

     14.06  MULTIPLE USE LIMITATION.  For Plan Years beginning after
December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test and in the ACP test, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.


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

     The multiple use limitation is the sum of (i) and (ii):

            (i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group under the Code Section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code Section 401(k) arrangement.

           (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

     The Advisory Committee, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

          (iii) 125% of the lesser of: (a) the ADP of the Nonhighly Compensated Group under the Code Section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code Section 401(k) arrangement.

           (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

     The Advisory Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.04 and the ACP test under Section 14.05 and after making any corrective distributions required by those Sections. If, after applying this Section 14.06, the Advisory Committee determines the Plan has failed to satisfy the multiple use limitation, the Advisory Committee will correct the failure by treating the excess amount as excess aggregate contributions under Section 14.05. This Section 14.06 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.


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